Exhibit 99.1

Sevion Therapeutics Reports Fiscal Year 2014 Financial Results

BRIDGEWATER, N.J. (September 29, 2014) – Senesco Technologies, Inc. doing business as Sevion Therapeutics ("Sevion" or the "Company") (OTCQB: SNTI) today reported financial results for the fiscal year ended June 30, 2014 (“Fiscal 2014”), and also provided an overview of corporate accomplishments and plans.

"In Fiscal 2014, Sevion put in place the building blocks to execute on our goal of becoming the preeminent next-generation biologics company with best and first-in-class product candidates and technologies," said Ronald Martell, chief executive officer. "As we look to the future, we will continue to execute on a multi-pronged strategy that includes advancing our internal pipeline, leveraging our discovery technology platforms through partnerships and evaluating in-licensing opportunities that fit well with our therapeutic areas and scientific focus. We will also explore options to maintain our financial flexibility, allowing us to unlock the value of these assets as they mature."

Fiscal Fourth Quarter 2014 and Recent Highlights

•	Announced corporate rebranding to Sevion Therapeutics. In September, Sevion announced a corporate rebranding and new corporate identity. Sevion will continue to trade as SNTI until a new ticker symbol is obtained.

•	Closed enrollment in Phase 1b/2a clinical trial of SNS01-T. In August, the Company announced the closing of enrollment in its Phase 1b/2a open-label, multiple-dose, dose-escalation clinical trial of SNS01-T, when the safety portion of the trial established a maximum tolerated dose. All patients currently enrolled may continue treatment at the recommended cohort 3 dose level of 0.2 mg/kg and will be monitored through completion of their study treatment. The Company will submit the clinical, pharmacokinetic and pharmacodynamic data from the study for presentation at an upcoming scientific meeting.

•	Named Ronald A. Martell as Chief Executive Officer. In June, the Company appointed 25-year biotechnology industry veteran, Ronald A. Martell, as Chief Executive Officer. Mr. Martell has a long history of building innovative and successful organizations, including leadership positions at NeurogesX, Poniard Pharmaceuticals, ImClone Systems, and Genentech.

•	Completed acquisition of Fabrus, Inc. In May, the Company successfully completed its acquisition of Fabrus, Inc., a biotechnology company focused on expanding the clinical impact of antibodies by addressing drug targets resistant to traditional antibody discovery methods. Fabrus generates antibodies against very difficult, therapeutically important cell surface receptors and ion channels resulting in an internal pipeline that includes next generation antibodies targeting cancer and inflammation. With this acquisition, the combined organization has complementary technology platforms with the potential to bring multiple new candidates to the IND stage over the next two years.

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•	Presented scientific data at the American Society of Gene & Cell Therapy (ASGCT) 17th Annual Meeting. In May, the Company was selected to give an oral presentation titled “An eIF5A-based gene therapy nanoparticle induces apoptosis and inhibits hepatocellular carcinoma tumour progression in both xenograft and orthotopic models.” A poster, titled “Combination Therapy with Novel Nanoparticle, SNS01-T, and Bortezomib Results in Synergistic Cytotoxicity in Vitro and in Vivo in Multiple Myeloma,” was also presented.

Fiscal 2014 Financial Results

Revenue for Fiscal 2014 was $0.1 million, which consisted of a milestone payment in connection with an agricultural license agreement. There was no revenue during the year ended June 30, 2013 (“Fiscal 2013”).

Research and development expenses for Fiscal 2014 were $3.3 million compared to $2.1 million for Fiscal 2013. The increase was primarily due to an increase in costs incurred in connection with the development of the Company’s drug candidate, SNS01-T and the acquisition of Fabrus, Inc., and was partially offset by a decrease in costs associated with the research contract with the University of Waterloo.

General and administrative expenses were $3.7 million for Fiscal 2014 compared to $2.5 million for Fiscal 2013. The increase was primarily due to an increase in stock-based compensation, and investor relations expenses.

The loss applicable to common shares for Fiscal 2014 was $13.9 million, or $(2.53) per share, compared with a loss applicable to common shares for Fiscal 2013 of $7.0 million, or $(5.11) per share. This increase in the loss applicable to common shares was primarily the result of an increase in research and development costs and general and administrative expenses, an impairment of patents, write-off of patents abandoned and dividends on preferred stock, which was partially offset by a decrease in a non-cash loss on the settlement of warrant liabilities.

As of June 30, 2014, the Company had cash and cash equivalents of $6.1 million, compared to cash and cash equivalents of $1.6 million as of June 30, 2013. The Company believes that it has sufficient funds to maintain operations through March 31, 2015.

About Sevion Therapeutics

Sevion Therapeutics is a clinical-stage company building and developing a portfolio of innovative therapeutics, from both internal discovery and acquisition, for the treatment of cancer and immunological diseases. The Company’s product candidates are derived from multiple key proprietary technology platforms: cell-based arrayed antibody discovery, ultralong antibody scaffolds, eIF5A apoptotic regulatory systems, and Chimerasome nanocages. Sevion has leveraged these technologies to build a pipeline of innovative product candidates. For more information, please visit SevionTherapeutics.com.

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Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the Company’s ability to integrate the Fabrus science and operations, including the rebranding of the Company as Sevion Therapeutics; the Company’s ability to continue as a going concern; the Company’s ability to recruit patients for its clinical trial; the ability of the Company to consummate additional financings; the development of the Company’s gene and antibody technology; the approval of the Company’s patent applications; the current uncertainty in the patent landscape surrounding small inhibitory RNA and the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company’s products; the timing and success of the Company’s preliminary studies, preclinical research and clinical trials; competition and the timing of projects and trends in future operating performance; and the quotation of the Company’s common stock on an over-the-counter securities market, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

For Investors:
Joel Brooks	Heather Branham
Chief Financial Officer	908-393-9393
info@seviontherapeutics.com

David Pitts, Argot Partners
(212) 600-1902
sevion@argotpartners.com

For Media:
Rachel Hutman
Rachel@canalecomm.com
619-849-5384

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SENESCO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2014	2013

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$6,111,340	$1,602,294
Accounts receivable	43,133	—
Prepaid research supplies and expenses	1,069,925	1,919,220

Total Current Assets	7,224,398	3,521,514

Equipment, furniture and fixtures, net	223,475	4,555
Patents, net	2,178,867	3,566,497
Acquired research and development	9,800,000	—
Goodwill	13,902,917	—
Security deposit	5,171	5,171

TOTAL ASSETS	$33,334,828	$7,097,737

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$901,180	$637,320
Accrued expenses	923,991	387,540
Line of credit	—	2,187,082

Total Current Liabilities	1,825,171	3,211,942

Deferred tax liability	3,920,000	—
Other liabilities	99,728	99,728

TOTAL LIABILITIES	5,844,899	3,311,670

COMMITMENTS (Note 12)

STOCKHOLDERS' EQUITY:

Convertible preferred stock, $0.01 par value, authorized 5,000,000 shares
Series A 10,297 shares issued and 580 and 800 shares outstanding, respectively
(liquidation preference of $594,500 and $820,000
at June 30, 2014 and June 30, 2013, respectively)	6	8
Common stock, $0.01 par value, authorized 500,000,000 shares,
issued and outstanding 13,846,361 and 2,272,062, respectively	138,463	22,721
Capital in excess of par	115,631,726	78,189,173
Accumulated deficit	(88,280,266)	(74,425,835)

Total Stockholders' Equity	27,489,929	3,786,067

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$33,334,828	$7,097,737

See Notes to Consolidated Financial Statements

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SENESCO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Fiscal Year Ended June 30,
	2014	2013	2012

Licensing Revenue	$100,000	$—	$200,000

Operating expenses:
General and administrative	3,683,350	2,499,624	2,724,144
Research and development	3,338,687	2,086,666	2,566,247
Acquisition related costs	544,978	—	—
Impairment of patents	1,350,591	—	—
Write-off of patents abandoned	330,190	64,210	321,137

Total operating expenses	9,247,796	4,650,500	5,611,528

Loss from operations	(9,147,796)	(4,650,500)	(5,411,528)

Other non-operating income (expense)

Change in fair value of warrant liability	—	371,591	472,463

Loss on settlement of warrant liabilities	—	(1,724,546)	—

Interest expense - net	(77,438)	(119,087)	(127,068)

Net loss	(9,225,234)	(6,122,542)	(5,066,133)

Preferred dividends	(4,629,197)	(862,998)	(1,625,727)

Loss applicable to common shares	(13,854,431)	(6,985,540)	(6,691,860)

Other comprehensive loss	—	—	—

Comprehensive loss	$(13,854,431)	$(6,985,540)	$(6,691,860)

Basic and diluted net loss per common share	$(2.53)	$(5.11)	$(7.81)

Basic and diluted weighted-average number
of common shares outstanding	5,476,717	1,366,384	857,033

See Notes to Consolidated Financial Statements

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